UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2011 (January 25, 2011)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 27, 2011, Janus Capital Group Inc. (“JCG”) issued a press release reporting its financial results for the fourth quarter 2010 and year ended 2010. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 5.02.  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          Appointment of Principal Accounting Officer

On January 25, 2011, JCG elected Brennan A. Hughes as Vice President and Principal Accounting Officer.  Mr. Hughes will oversee corporate accounting, financial reporting, and accounting policies, and will report to JCG’S Chief Financial Officer, Gregory A. Frost, who has relinquished his role as Principal Accounting Officer.

Mr. Hughes, age 35, has been with JCG and its subsidiaries since March 2005 and has experience overseeing its key accounting functions, including financial reporting and accounting policies.  Before joining JCG, Mr. Hughes worked in the financial reporting group at First Data Corporation.

(e)  Agreement Related to the Chief Executive Officer

Effective January 26, 2011, Richard M. Weil, JCG’s Chief Executive Officer (“CEO”), has decided to voluntarily terminate his current Severance Rights Agreement, dated as of February 1, 2010 (“Severance Agreement”).  The Severance Agreement was previously disclosed in JCG’s Current Report on Form 8-K, filed on February 4, 2010.  Mr. Weil’s decision to terminate his Severance Agreement reflects his desire to further align his interests with JCG shareholders.

Mr. Weil, age 47, has been JCG’s CEO since February 2010.  He will remain in his CEO capacity without any change to his roles, responsibilities or duties.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

99.1                           Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2010 and year ended 2010.

99.2                           Janus Capital Group Inc. fourth quarter 2010 and year ended 2010 earnings presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: January 27, 2011	By:	/s/ Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the fourth quarter 2010 and year ended 2010.

99.2	Janus Capital Group Inc. fourth quarter 2010 and year ended 2010 earnings presentation.